UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2009

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

1848 Commercial Street
San Diego, California 92113
 (Address of Principal Executive Offices, Zip Code)

(877) 246-4354
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 8, 2009, Helix Wind, Corp., a Nevada corporation (the “Company”), entered into a Subscription Agreement (the “Subscription Agreement”) with certain institutional investors (collectively, the “Investors”) pursuant to which, among other things, the Company issued (i) convertible promissory notes in the aggregate principal amount of $250,000 (the “Note”) and (ii)  five-year warrants (the “Warrant”) to purchase up to an aggregate of 500,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), subject to adjustment, for an aggregate purchase price of $250,000. The Subscription Agreement also contains representations, warranties and indemnifications by the Company and the Investors, as well as registration rights for the Common Stock underlying the Note and the Warrant and a most favored nation provision.

The following is a brief summary of each of those agreements. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements that are attached as exhibits to this Current Report on Form 8-K. Readers should review those agreements for a more complete understanding of the terms and conditions associated with this transaction.

Subscription Agreement

Pursuant to the Subscription Agreement, the Company is required to file a registration statement (“Registration Statement”) with the SEC covering the resale of all of the Common Stock issuable upon the exercise of the Warrants and conversion of the Notes within 90 days of July 8, 2009 and to cause such registration statement to be declared effective by the SEC not later than 150 days thereafter (or 180 days in the case of a full SEC review). If the Registration Statement is not timely filed or declared effective, demand or piggyback rights are not timely satisfied, the Registration Statement is not declared effective in 3 business days of SEC approval, or ceases to be effective for 45 days, or there is a shortfall (less than 110% of the amount of shares of Common Stock issuable upon full conversion of the Note and exercise of the Warrants) in the amount of shares registered under an effective Registration Statement, or the Company fails to notify the subscriber before the second business day that the SEC has approved the Registration Statement, the Company must pay 1% of the principal amount of the outstanding Notes and purchase price of shares convertible or exercisable under the Note or Warrant for each 30-day period, subject to a 15% cap.  The Subscription Agreement provides for piggyback and demand registration rights as described in the Subscription Agreement.

The Subscription Agreement provides that the Company will at all times that the Notes and Warrants are outstanding, reserve a number of shares equal to 140% of the number of shares of Common Stock issuable upon conversion of the Note and 100% of the number of shares of Common Stock issuable upon the exercise of the Warrants.

So long as a Note is outstanding, without the consent of the subscriber, the Company will not and will not permit its subsidiaries to, directly or indirectly, amend its certificate of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of the subscriber, grant any security interest in its or its subsidiaries’ assets, issue any debt or equity which would give the holder a rights in any of its or its subsidiaries’ assets or a right to payment equal or superior to the holder, or incur any debt not in the ordinary course of business, enter into or amend any agreement or transaction relating to the sale or transfer of its assets with any insider (or a person who was an insider in the last 2 years), affiliate (which includes a 10% or more equity interest in, or common ownership with, a person or entity) or family member.

The Subscription Agreement provides that for so long as the Notes are outstanding, the Company will not enter into any equity line of credit or similar agreement, issue any floating or variable priced equity linked instruments or equity with price reset rights, and the subscriber will have the right to participate in subsequent securities offerings and buy-in rights as described in the Subscription Agreement.

Note

The Note accrues interest at the rate of 9% per annum. Accrued interest and principal is due on the maturity date, July 8, 2012, which maturity date may be extended for one year upon an Event of Default.  However, as a result of a previous note issued to another investor, the maturity date of the Note is March 20, 2010.  The Note is convertible into Common Stock at a price of $0.50 per share, subject to adjustment in certain circumstances, including fundamental transactions and if the Company issues stock (except for certain customary excepted issuances as described in the Note) for less than $0.50. The Company can also compel the conversion of the Note into Common Stock if the stock trades at or above $1.50 per share and the daily trading volume is greater than 100,000 shares for 3 days.  The Company may prepay all, but not less than all of the outstanding principal and interest under the Note upon 30 days’ notice.  The amount due under the Note may be accelerated and the interest rate may be increased to 15% if the following Events of Default occur: (i) the Company fails to pay any amount due under the Note when due; (ii) the Company breaches any material covenant or other term or condition in the Subscription Agreement, transaction documents or Note and such breach continues for 5 business days after written notice to the Company; (iii) any material representation was false or misleading on the closing date; (iv) upon bankruptcy events; (v) there are any judgments for more than $100,000; (vi) there is a default under any other obligation in excess of $100,000 for more than 20 days after the due date; (vii) the common stock is delisted; (viii) the Company fails to deliver shares as required or provide the notifications required of it; (ix) a registration statement is not filed or effective as provided for in the Subscription Agreement or other events of default described in the Subscription Agreement; (x) the Company effectuates a reverse split without 20 days prior written notice to the subscribers; (xi) there is a cross default under any agreement to which the Company and the subscriber are a party; (xii) the Company fails to reserve the correct number of shares for conversion or exercise; (xiii) the Company has to restate any financial statements; (xiv) the Company fails to maintain its assets necessary for the conduct of business; (xv) there is a suspension in trading which lasts for 5 days; or (xvi) the Company’s named executive officers or directors are convicted of securities violations, breach of fiduciary duties or self-dealing or a settlement in excess of $250,000 relating thereto is reached.

Warrant

The Warrant provides the holder the right to purchase up to 500,000 shares of Common Stock, subject to adjustment as described in the Warrant, at an exercise purchase price of $0.75 per share.  The Warrant is exercisable for five years, commencing from the date of issuance. The Warrant has anti-dilution, buy-in and cashless exercise rights. Any holder of the Warrant is entitled to receive any dividends paid or distributions made to the holders of the Common Stock on an “as if converted” to Common Stock basis.  If the Company issues options, convertible securities, warrants, stock, or similar securities to holders of its Common Stock, any holder of the Warrants shall have the right to acquire the same as if it had exercised its Warrants.

The Note and the Warrant contain certain limitations on conversion and exercise. They provide that no conversion or exercise may be made if, after giving effect to the conversion and/or exercise, the subscriber would own in excess of 4.99% of the Company’s outstanding shares of Common Stock. This percentage may be increased to a percentage not to exceed 9.99%, at the option of the subscriber, except any increase will not be effective until 61 days’ prior notice to the Company.

Other than Excepted Issuances, if the Note and Warrant are outstanding, the Company agrees to issue shares or securities convertible for shares at a price (including an exercise price) which is less than $0.50 per share, then the Company shall issue additional shares of Common Stock to the subscriber so that the average per share purchase price of the shares of stock issued to the subscriber is equal to such other lower price per share and the conversion price and warrant exercise price shall automatically be reduced to such lower price.

Other Issuances

In addition to the Investors, from July 7, 2009 to July 14, 2009, the Company issued Notes in the aggregate principal amount of $270,000 and issued Warrants to purchase an aggregate of 540,000 Warrants to accredited and non-accredited investors, pursuant to the same terms as the Investors.  The Company also issued Warrants to purchase an aggregate of 48,000 shares of Common Stock to a placement agent in connection with these investments.

From April 1, 2009 through July 2, 2009, the Company issued 9% convertible promissory notes in the aggregate principal amount of  $1,275,108  and five-year warrants to purchase an aggregate of 2,550,216 shares of Common Stock at an exercise price of $0.50 per share to  investors for aggregate gross proceeds of $1,275,108, in private offerings to accredited and non-accredited investors. The Company also issued warrants to purchase an aggregate of 47,000 shares of Common Stock to three placement agents in connection with these investments. The terms of such notes and warrants were previously described in the Company’s Current Report on Form 8-K, filed with the SEC on April 4, 2009.

The Note and Warrant were offered and sold in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

For all the terms and conditions of the Subscription Agreement, Note and Warrant, reference is hereby made to such documents annexed hereto as Exhibits 10.1, 10.2 and 10.3, respectively. All statements made herein concerning the foregoing documents are qualified by reference to said Exhibit.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1           Form of Subscription Agreement

10.2           Form of Convertible Promissory Note

10.3           Form of Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By: /s/ Ian Gardner
Name: Ian Gardner
Title: CEO

Date:  July 15, 2009